UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

RESOLUTE FOREST PRODUCTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Resolute Forest Products Inc. 111 Duke Street, Suite 5000 Montreal, Quebec, Canada		H3C 2M1
(Address of principal executive offices)		(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

The information contained in item 2.06 is incorporated herein by reference.

ITEM 2.06 MATERIAL IMPAIRMENTS

On December 5, 2014, Resolute Forest Products Inc. (the “Company”) announced the permanent closure of the Iroquois Falls (Ontario) newsprint mill, as well as paper machine #1 at Baie-Comeau (Quebec) and paper machine #4 at Clermont (Quebec). As a result, the Company expects to record an accelerated depreciation charge of approximately $65 million to reduce the carrying value of the fixed assets to their residual value. The Company also estimates that it will incur a charge of approximately $20 million for severance and other termination benefits, and a net charge of $20 million for other closure costs, including environmental remediation obligations and a write-down of inventory.

Accordingly, the total amount of all charges is expected to be approximately $105 million. Total future cash expenditures associated with these charges are expected to be approximately $23 million, most of which will be incurred by the end of the first quarter of 2015.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 4, 2014, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Human Resources and Compensation/Nominating and Governance Committee (the “HRCNG Committee”) of the Board, adopted an amendment to Article I, Section 1.6 of the Company’s Third Amended and Restated By-Laws (the “By-Laws”), to (i) change the voting standard for election of directors from a plurality voting standard to a majority voting standard in non-contested elections and a plurality voting standard in contested elections (an election shall be considered contested if, as of the last day on which a stockholder may propose the nomination of a director for election in such election pursuant to the By-Laws, there are more nominees than positions on the Board to be filled by election at the meeting), and (ii) provide that an incumbent director nominee who does not receive a majority of the votes cast in a non-contested election shall tender his or her resignation to the Board. The HRCNG Committee (or other committee of the Board performing a similar function) shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the HRCNG Committee’s recommendation, and publicly disclose its decision within 90 days from the date of certification of the results of the election. The director who has tendered his or her resignation pursuant to this provision shall not participate in the HRCNG Committee’s or the Board of Directors’ deliberations or decision with respect to the tendered resignation.

The foregoing description of the By-Laws, as amended through December 4, 2014, is subject to and qualified in its entirety by reference to the By-Laws, as amended through December 4, 2014, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

3.1	By-Laws of Resolute Forest Products Inc., as amended through December 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

Date: December 10, 2014	By:	/s/ Jacques P. Vachon
		Name:	Jacques P. Vachon
		Title:	Senior Vice President and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit No.	Description

3.1	By-Laws of Resolute Forest Products Inc., as amended through December 4, 2014.